Exhibit 23


                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
National Westminster Bancorp Inc.

We consent to incorporation by reference in the registration statements
(Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677, 33-62367,
33-58933, 33-64635 and 33-59139) on Form S-8, the registration statements
(Nos. 33-36707, 33-55555, 33-58933, and 333-00701)on Form S-3, and the
registration statements (Nos. 33-55579, 33-58573, and 33-58933) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 18, 1996 relating to the consolidated statement of condition of National Westminster Bancorp
Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, changes in equity capital and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated March 25, 1996. Our report refers to changes in the methods of accounting for investments and accounting for postretirement benefits other than pensions.

/s/ KPMG Peat Marwick LLP
-------------------------
    KPMG Peat Marwick LLP




New York, New York
March 25, 1996